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                                                                     Exhibit 3.2


                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                WORLD WRESTLING FEDERATION ENTERTAINMENT, INC.

          FIRST. The name of the corporation is World Wrestling Federation Entertainment, Inc. The name under which the corporation was originally incorporated is WWF, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 28, 1987. A Restated Certificate of Incorporation was filed on December 13, 1988 and a Certificate of Amendment was filed on July 29, 1999.

          SECOND. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          THIRD. The Restated Certificate of Incorporation of the Corporation is amended and restated to read in full as follows:

                                  ARTICLE I.

          The name of the Corporation is World Wrestling Federation Entertainment, Inc.

                                  ARTICLE II.

          The address of the registered office of the Corporation in the State of Delaware is 229 South Street, City of Dover, County of Kent, Delaware, and the name of its registered agent at such address is Prentice Hall Corporate Services.

                                 ARTICLE III.

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV.

          A.  Authorized Capitalization.  The total number of all shares of
              -------------------------
capital stock which the Corporation shall have the authority to issue is 260,000,000 shares consisting of: (1) 180,000,000 shares of Class A Common Stock, par value of $.01 per share; (2) 60,000,000 shares of Class B Common Stock, par value of $.01 per share; and (3) 20,000,000 shares of Preferred Stock, par value $.01 per share. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) if the increase or decrease is approved by the holders of a
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majority of the voting power of all of the then outstanding shares of stock entitled to vote in any general election of directors, voting together as a single class but without the separate vote of the holders of any other class of stock.

          B.  Preferred Stock. The Corporation's Board of Directors is hereby
              ---------------
expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such number, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as shall be permitted under the General Corporation Law of the State of Delaware and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority expressly vested in the Board of Directors hereby.

          C.  Common Stock.  As used herein, the term "Common Stock" shall
              ------------
include the Class A Common Stock and the Class B Common Stock. Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

              1.  Voting Rights.  Except as otherwise required by law or as
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otherwise expressly provided herein, on all matters submitted to the
Corporation's stockholders, (i) the holders of Class A Common Stock will be entitled to one vote per share, (ii) the holders of Class B Common Stock will be entitled to ten votes per share, and (iii) the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class.

              2.  Dividends. When and as dividends are declared thereon, whether
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payable in cash, property or securities of the Corporation, the holders of Class
A Common Stock and the holders of Class B Common Stock will be entitled to share equally, share for share, in such dividends, provided that if dividends are
                                             --------
declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate on each class of stock, and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock, and the dividends payable in shares of Class B Common Stock will be payable to holders of Class B Common Stock.

              3.  Liquidation.  Except as otherwise required by any series of
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Preferred Stock designated by the Board of Directors, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of any series of Preferred Stock, the remaining assets of the Corporation shall be distributed ratably among the holders of the Class A Common Stock and the holders of the Class B Common Stock in proportion to the number of shares of Class A Common Stock and Class B Common Stock held by each holder.

          D.  Subdivisions and Combinations of Shares.  If the Corporation in
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any manner subdivides or combines the outstanding shares of one class of Common
Stock, the

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outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

          E.  Conversion of Class B Common Stock
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              1.  Optional Conversion.
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                  a.  Each holder of record of Class B Common Stock may, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's shares of Class B Common Stock into fully paid and nonassessable shares of Class A Common Stock at the ratio (subject to adjustment as hereinafter provided) of one share of Class A Common Stock for each share of Class B Common Stock surrendered by the holder for conversion. Any such conversion may be effected by a holder of Class B Common Stock upon the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed or assigned in blank, at the principal executive office of the Corporation or the office of any transfer agent for the Class B Common Stock, accompanied by a written notice to the Corporation that the holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names (with addresses) in which the certificate or certificates for such shares of Class A Common Stock are to be issued. Promptly thereafter, the Corporation shall deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which the holder is entitled under the terms of this paragraph E(1). Such conversion shall be deemed to have been made at the close of business on the date of surrender and the person or persons entitled to receive the shares of Class A Common Stock issuable on any conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on that date.

                  b. The number of shares of Class A Common Stock into which the shares of Class B Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity or person. Each share of Class B Common Stock shall thereafter be convertible into such kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of shares of Class A Common Stock that might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance.

              2.  Transferability and Convertibility of Class B Common Stock.
                  ----------------------------------------------------------

                  a. If a share of Class B Common Stock held by any holder of record of Class B Common Stock as of the date hereof ("Initial Class B Stockholders") or any Affiliate (as defined below) of any such Initial Class B Stockholders is to be sold, transferred or disposed of to a third party which is not an Affiliate of any such Initial Class B Stockholders, each such share of Class B Common Stock shall be converted automatically into one fully paid and nonassessable share of Class A Common Stock immediately prior to the date and time of transfer to such third party.

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                  b.  Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Stock may pledge his, her or its shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph E(2). In such event, the pledged shares shall not be converted automatically into Class A Common Stock; provided, however, that any pledged shares of Class B Common Stock that
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become subject to any foreclosure, realization or other similar action by the pledgee may only be transferred to an Affiliate of the pledgor or shall otherwise be converted automatically into shares of Class A Common Stock.

                  c. Upon the automatic conversion of each such share of Class B Common Stock into Class A Common Stock on the date and time of transfer to a third party in circumstances described in subparagraphs (a) and (b) above (a "Conversion Date"), such third party transferee shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the number of shares of Class A Common Stock into which shares of Class B Common Stock shall convert shall be calculated as of the Conversion Date.

                  d. For purposes of this paragraph E(2), "Affiliate" of an Initial Class B Stockholder shall mean any person who is related by blood, marriage or adoption to such Initial Class B Stockholder, including but not limited to any descendent of such Initial Class B Stockholder, or any corporation, partnership, limited partnership, limited liability company or other entity which is wholly owned and is controlled by any combination of such persons or any trust all the beneficiaries of which are any combination of such persons. As used in this definition, "controlled by" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies of the Corporation, whether through ownership of securities, partnership or other ownership interests, or by contract or otherwise.

              3.  Reservation of Shares. The Corporation shall, at all times,
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reserve and keep available out of the authorized and unissued shares of Class A
Common Stock, solely for the purpose of effecting the conversion of the outstanding Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. If, at any time, the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect such conversion, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purpose.

              4.  Reclassification. Immediately upon the filing of this Amended
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and Restated Certificate of Incorporation in the Department of State of the
State of Delaware (the "Effective Time"), each share of Common Stock, no par value per share (the "Common Stock"), outstanding immediately prior to the Effective Time, and each share of Common Stock which immediately prior to the Effective Time is held by the Corporation as treasury stock, automatically and without any action on the part of the holder thereof shall be

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reclassified as and converted into 566,670 shares of Class B Common Stock, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the "New Certificate," whether one or more) representing the number of whole shares of the Class B Common Stock into which and for which the shares of Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only a right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in Class B Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any other rights of a stockholder of the Corporation. In lieu of any such fractional shares of Class B Common Stock, each stockholder with a fractional share will be entitled to receive, upon the surrender of Old Certificates to the Corporation for cancellation, an amount in cash equal to the fair market value thereof as determined in good faith by the Board of Directors to be the fair value of one share of Class B Common Stock as of the Effective Time multiplied by such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Class B Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all of his certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of four-fifths of one share of Class B Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Effective Time, the amount of capital represented by the shares of the Class B Common Stock into which and for which the shares of the Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of Class B Common Stock and One Cent ($.01) par value of each such share.

                                  ARTICLE V.

          The period of existence of the Corporation shall be perpetual.

                                  ARTICLE VI.

          The number of members of the Board of Directors will be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors but (subject to vacancies) in no event may there be less than three directors.

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          A director shall hold office until the expiration of the term of one year and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.

          Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. A director may be removed only for cause by the stockholders.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

                                 ARTICLE VII.

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          A. To adopt, amend or repeal the By-laws of the Corporation in the manner and to the extent permitted by those By-laws;

          B. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

          C. To set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          D. By a majority of the directors in office, to establish one or more committees, each committee to consist of one or more directors. The Board of Directors may appoint one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. The By-laws of the corporation may provide that, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous action appoint another director to act at such meeting in the place of any such absent or disqualified member. Any committee, to the extent provided in a resolution of the Board of Directors or in the By-laws of the Corporation, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent prohibited by law. To the extent a resolution of the Board of Directors or the By-laws of the Corporation

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expressly so provide, any committee may have the power and authority to declare a dividend or to authorize the issuance of shares of capital stock of the Corporation.

                                 ARTICLE VIII.

          Meetings of stockholders may be held within or without the State of Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                                  ARTICLE IX.

          A. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Without limiting the generality of the foregoing, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          B. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation. The rights to indemnification and advancement of expenses conferred by this Article shall be presumed to have been relied upon by directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the General Corporation Law of the State of Delaware. The Corporation may create trust funds, grant security interests, obtain letters of credit, or use other

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means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article or in any such contract.

          C. Any repeal or modification of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE X.

     The stockholders of the Corporation shall have no authority to call a special meeting of the stockholders.

                                  ARTICLE XI.

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


          FOURTH: The foregoing amendment and restatement of the Certificate of Incorporation has been approved by the Board of Directors of the Corporation.

          FIFTH: The foregoing amendment and restatement of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, World Wrestling Federation Entertainment, Inc. has caused this Restated Certificate of Incorporation to be signed and attested this _____ day of October, 1999.

Attest:                           World Wrestling Federation Entertainment, Inc.



By:__________________             By:___________________________________________
Title:________________            Title:________________________________________

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